Exhibit 5.1

[Greenberg Traurig, LLP Letterhead]

January 21, 2011

Bionovo, Inc.

5858 Horton Street, Suite 400

Emeryville, California 94608

Re:	Bionovo, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

As legal counsel to Bionovo, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the above- referenced registration statement (the “Registration Statement”), under which the Company intends to issue and sell (i) 35,000,000 units (the “Units”) consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and a warrant to purchase 0.5 shares of the Common Stock (each, a “Warrant”, and collectively, the “Warrants”) to Cowen and Company, LLC (the “Underwriter”), (ii) up to 5,250,000 Units, which the Underwriter will have a right to purchase from the Company to cover over-allotments, if any, (the “Over-Allotment Units”) and (iii) a warrant to purchase 5% of the number of shares of Common Stock sold in this offering (up to 1,750,000 shares of Common Stock) (the “Underwriter Warrant”) to the Underwriter, which the Underwriter will receive as additional compensation for services rendered by the Underwriter in connection with this offering. The Units, the Over-Allotment Units, the Common Stock included in the Units and the Over-Allotment Units, the Warrants included in the Units and the Over-Allotment Units and the Underwriter Warrant are referred to herein collectively as the “Securities”.

As counsel to the Company and in connection with this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that (i) the Securities when issued and sold in accordance with and in the manner described in the prospectus set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable and (ii) the shares of common stock issuable upon exercise of the Warrants included in the Units and the Over-Allotment Units and the Underwriter Warrant, as applicable, when so issued upon exercise thereof, in accordance with the terms thereof and upon delivery by the purchaser of the consideration for such shares, will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the Delaware General Corporation Law. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP